                                                                   EXHIBIT 10.31


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE


              This SETTLEMENT AGREEMENT AND MUTUAL RELEASE of claims is made by U.S. HomeCare Corporation, its past, present and future partners, parents, subsidiaries, related entities, predecessors, successors, directors, officers, agents, employer sponsored employee benefit and welfare benefit plans, trustees and administrators of such plans, employees, contractors and assigns (hereinafter "USHO") and G. Robert O'Brien and his predecessors, successors, agents, heirs and assigns (hereinafter "Employee"). USHO and Employee shall hereafter collectively be referred to as the "Parties."

                                   WITNESSETH:

              WHEREAS, G. Robert O'Brien has been an employee of USHO pursuant to an employment agreement, dated August 10, 1994 (the "Employment Agreement");

              WHEREAS, pursuant to the Employment Agreement the Employee is entitled to a severance package consisting of cash and other benefits; and

              WHEREAS, the Parties wish to sever their relationship and settle any outstanding severance obligations and any and all disputes which may exist between them;

              NOW, THEREFORE, for and in consideration of the representations made, actions and agreements to be undertaken, and payments to be made as set forth herein, the Parties agree to fully and forever release and discharge each other, and covenant not to sue or otherwise institute or cause to be instituted, or maintain any legal or administrative proceedings against each other with respect to any matter, including but not limited to claims and causes of action relating to Employee's employment with USHO and/or the termination of his employment, including, without limitation, any rights set forth in Section 4 of the Employment Agreement, provided, however, that nothing in this Agreement shall be deemed to release USHO from any preexisting obligation to indemnify Employee in connection with his services as an officer and director of USHO.

              This SETTLEMENT AGREEMENT AND MUTUAL RELEASE is made in consideration of the following:

              A. Employee agrees that his employment with USHO will terminate effective as of the date hereof (the "Termination Date"). Employee will have no right to employment with USHO after the date hereof.

              B. Pursuant to Employee's existing stock option agreements with USHO, an aggregate of 500,000 shares of USHO's Common Stock are vested and exercisable by Employee. Pursuant to Section 3.03 of such option agreements, no additional portion of any such option shall vest, but the vested portion may be exercised in whole or in part within three (3) months of the date hereof.

              C. Employee hereby resigns as Chief Executive Officer and director of USHO effective November 4, 1996. Employee hereby resigns as member of the Executive Committee of USHO effective immediately.

              D. USHO shall pay Employee (i) $87,5000, to be paid $21,875 per month for four months and (ii) $150,000, to be paid $6,250 per month for the twenty-four months following the time period of section (i) of this Paragraph. Payments shall be made in arrears every two weeks in accordance with USHO's standard payroll practices. The payments made pursuant to this Paragraph D (the "Payments") are in addition to Employee's salary through the date hereof. The Payments are made in consideration of the representations made and actions and agreements to be undertaken as set forth herein, are not made in compensation for services as an employee of USHO, and are not intended to be subject to FICA, Medicare, or other taxes or withholdings.

              E. In consideration of the payments made by USHO pursuant to Section C(i) hereof, USHO agrees to engage Employee, and Employee accepts such engagement, as a consultant to USHO for a four-month period commencing on the date hereof, pursuant to a consulting agreement in the form attached hereto as Exhibit A (the "Consulting Agreement").

              F. USHO shall grant to Employee on November 15, 1996 a stock award of 85,000 shares of USHO Common Stock pursuant to the terms of Article III of the 1995 Stock Option/Stock Issuance Plan.

              G. Employee shall retain possession of the automobile provided to him by USHO until December 13, 1996, on which date Employee shall relinquish all rights to said automobile and shall make it available to USHO at its office in Hartford, Connecticut.

              H. Employee will remain eligible to participate in USHO's health insurance, life insurance and disability insurance programs for three months from the date hereof (the "Benefit Period") unless and until Employee commences full-time employment with another employer. Employee understands that his entitlement to any benefit continuation following the end of the Benefit Period will be governed by COBRA and will be at Employee's expense. Employee understands that his vacation accrual will cease effective on the date hereof and agrees that accrued vacation pay, if any, is satisfied by the payments made to Employee pursuant to Paragraph D above.

              I. Employee acknowledges that the payments made hereunder are not part of an exit incentive or other employment termination program offered to a group or class of employees.

              J. Employee and USHO represent that they are not currently involved, directly or indirectly, in any legal or administrative proceedings against one another, and have not engaged in any efforts, plans or preparation to become so involved in the future.

              K. The Parties understand and agree that they are waiving any rights that they may have or now have, known or unknown, to pursue any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has, known or unknown, against USHO, its officers, directors, stockholders, corporate affiliates, agents and employees, including, but not limited to, all claims arising out of his employment relationship with USHO, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., and the Connecticut General Statutes, damages arising out of all employment discrimination claims, wrongful discharge claims or other common law claims and damages. Nothing in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, however, shall be construed as releasing USHO from its obligations under this SETTLEMENT AGREEMENT AND MUTUAL RELEASE and the exhibits hereto nor shall anything in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE be deemed to release USHO from any preexisting obligation to indemnify Employee in connection with his services as an officer and director of USHO.

              L. In addition, and in further consideration of the foregoing, the Parties agree that nothing contained in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE shall constitute or be treated as an admission of liability or wrongdoing by USHO or Employee.

              M. This SETTLEMENT AGREEMENT AND MUTUAL RELEASE is deemed to have been entered into in the State of Connecticut and shall be construed and interpreted in accordance with the laws of that state.

              N. In addition, and in further consideration of the foregoing, this release extends to claims which the Parties do not know or suspect to exist in their favor at the time of executing the mutual release, which if known by them must have materially affected this settlement.


                                       3.

              O. The Parties agree that they will not, without compulsion of legal process, disclose to others the terms or amounts referred to in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE or the fact of the payment of said amounts, except that they may disclose them to their attorneys, accountants or other professional advisors to whom the disclosure is necessary to effect the purposes for which they have consulted such professional advisors. The Parties further agree that they will not defame or disparage each other.

              P. The Parties understand that the covenants contained in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, including the covenants of nondisclosure, non-defamation and non-disparagement, are material inducements for the making of this agreement and that, in the event of a material breach hereof, including, without limitation, the nonpayment of any amounts payable hereunder, the other party will be entitled to pursue its legal and equitable remedies, including without limitation, the right to recover damages and seek injunctive relief. The prevailing party in any such action shall be entitled to recover its costs and reasonable attorneys' fees. Furthermore, in the event that Employee files or commences any legal action or administrative proceeding against USHO for any matter other than enforcement of Employee's rights under this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, the Consulting Agreement, or any indemnification obligation not released hereby, USHO shall, in addition to any available legal and equitable remedies, not be obligated to make any future payments of any amounts which would otherwise be due under Paragraph D.

              Q. The Parties acknowledge and agree that no promises or representations were made which do not appear written in this Agreement and the Consulting Agreement and that this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, including the Consulting Agreement, contains the entire agreement of the Parties as to the subject matter hereof. This SETTLEMENT AGREEMENT AND MUTUAL RELEASE shall be construed to be fully enforceable. If for any reason any part of this SETTLEMENT AGREEMENT AND MUTUAL RELEASE is determined to be void or unenforceable, the agreement and/or any remaining part hereof shall be construed without reference to such void or inapplicable provisions to be an enforceable SETTLEMENT AGREEMENT AND MUTUAL RELEASE between the Parties.

              R. The Parties acknowledge that they have read and understand the foregoing SETTLEMENT AGREEMENT AND MUTUAL RELEASE and that they sign it voluntarily and without coercion. They further acknowledge that they have been advised by and been given the opportunity to consult with an attorney of their own choosing concerning the waivers contained in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE and that the waivers made herein are knowing, conscious and with full appreciation that such party is forever foreclosed from pursuing any of the rights so waived. Employee further acknowledges that he has twenty-one (21) days after receipt of this SETTLEMENT AGREEMENT AND


                                       4.

MUTUAL RELEASE to consider this SETTLEMENT AGREEMENT AND MUTUAL RELEASE and he understands that it will not become effective and may be revoked until seven (7) days after it is executed. In order to revoke this SEPARATION AGREEMENT AND MUTUAL RELEASE, Employee must deliver to USHO's Chairman, Jay C. Huffard, on or before seven (7) days after the execution of this SEPARATION AGREEMENT AND MUTUAL RELEASE, a letter stating that he is revoking this SEPARATION AGREEMENT AND MUTUAL RELEASE.


Dated: October 14, 1996                          /s/ G. Robert O'Brien
                                            ------------------------------------
                                                 G. Robert O'Brien



Dated:  October 14, 1996                    U.S. HomeCare Corporation

                                            By:  Jay Huffard
                                               ---------------------------------


                                       5.

                                                                   EXHIBIT 10.32


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE


              This SETTLEMENT AGREEMENT AND MUTUAL RELEASE of claims is made by U.S. HomeCare Corporation, its past, present and future partners, parents, subsidiaries, related entities, predecessors, successors, directors, officers, agents, employer sponsored employee benefit and welfare benefit plans, trustees and administrators of such plans, employees, contractors and assigns (hereinafter "USHO") and Stephen H. Matheson and his predecessors, successors, agents, heirs and assigns (hereinafter "Employee"). USHO and Employee shall hereafter collectively be referred to as the "Parties."

                                   WITNESSETH:

              WHEREAS, Stephen H. Matheson has been an employee of USHO pursuant to an employment agreement, dated January 27, 1995 (the "Employment Agreement");

              WHEREAS, pursuant to the Employment Agreement the Employee is entitled to a severance package consisting of cash and other benefits; and

              WHEREAS, the Parties wish to sever their relationship and settle any outstanding severance obligations and any and all disputes which may exist between them;

              NOW, THEREFORE, for and in consideration of the representations made, actions and agreements to be undertaken, and payments to be made as set forth herein, the Parties agree to fully and forever release and discharge each other, and covenant not to sue or otherwise institute or cause to be instituted, or maintain any legal or administrative proceedings against each other with respect to any matter, including but not limited to claims and causes of action relating to Employee's employment with USHO and/or the termination of his employment, including, without limitation, any rights set forth in the Employment Agreement.

              This SETTLEMENT AGREEMENT AND MUTUAL RELEASE is made in consideration of the following:

              A. Employee agrees that his employment with USHO will terminate effective the date hereof (the "Termination Date"). Employee will have no right to employment with USHO after the date hereof.

              B. Pursuant to Employee's existing stock option agreements with USHO, an aggregate of 150,000 shares of USHO's Common Stock are vested and exercisable by Employee. Pursuant to Section 3.03 of such option agreements, no additional portion of any such option shall vest, but the vested portion may be exercised in whole or in part within three (3) months of the date hereof.

              C.  Employee hereby resigns as Chief Administrative Officer of
USHO.

              D. USHO shall pay Employee (i) $58,500, to be paid $14,625 per month for four months and (ii) $50,000, to be paid $2,083.33 per month for the twenty-four months following the time period of section (i) of this Paragraph. Payments shall be made in arrears every two weeks in accordance with USHO's standard payroll practices.

              E. USHO shall grant to Employee on November 15, 1996 a stock award of 25,000 shares of USHO Common Stock pursuant to the terms of Article III of the 1995 Stock Option/Stock Issuance Plan.

              F. Employee will remain eligible to participate in USHO's health insurance, life insurance and disability insurance programs for three months from the date hereof (the "Benefit Period") unless and until Employee commences full-time employment with another employer. Employee understands that his entitlement to any benefit continuation following the end of the Benefit Period will be governed by COBRA and will be at Employee's expense. Employee understands that his vacation accrual will cease effective on the date hereof and agrees that accrued vacation pay, if any, is satisfied by the payments made to Employee pursuant to Paragraph D above.

              G. Employee acknowledges that the payments made hereunder are not part of an exit incentive or other employment termination program offered to a group or class of employees.

              H. Employee and USHO represent that they are not currently involved, directly or indirectly, in any legal or administrative proceedings against one another, and have not engaged in any efforts, plans or preparation to become so involved in the future.

              I. The Parties understand and agree that they are waiving any rights that they may have or now have, known or unknown, to pursue any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has, known or unknown, against USHO, its officers, directors, stockholders, corporate affiliates, agents and employees, including, but not limited to, all claims arising out of his employment relationship with USHO, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.


                                       2.

Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C.
Section 621 et seq., and the Connecticut General Statutes, damages arising out of all employment discrimination claims, wrongful discharge claims or other common law claims and damages. Nothing in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, however, shall be construed as releasing USHO from its obligations under this SETTLEMENT AGREEMENT AND MUTUAL RELEASE and the exhibits hereto.

              J. In addition, and in further consideration of the foregoing, the Parties agree that nothing contained in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE shall constitute or be treated as an admission of liability or wrongdoing by USHO or Employee.

              K. This SETTLEMENT AGREEMENT AND MUTUAL RELEASE is deemed to have been entered into in the State of Connecticut and shall be construed and interpreted in accordance with the laws of that state.

              L. In addition, and in further consideration of the foregoing, this release extends to claims which the Parties do not know or suspect to exist in their favor at the time of executing the mutual release, which if known by them must have materially affected this settlement.

              M. The Parties agree that they will not, without compulsion of legal process, disclose to others the terms or amounts referred to in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE or the fact of the payment of said amounts, except that they may disclose them to their attorneys, accountants or other professional advisors to whom the disclosure is necessary to effect the purposes for which they have consulted such professional advisors. The Parties further agree that they will not defame or disparage each other.

              N. The Parties understand that the covenants contained in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE, including the covenants of nondisclosure, non-defamation and non-disparagement, are material inducements for the making of this agreement and that, in the event of a material breach hereof, the other party will be entitled to pursue its legal and equitable remedies, including without limitation, the right to recover damages and seek injunctive relief. The prevailing party in any such action shall be entitled to recover its costs and reasonable attorneys' fees. Furthermore, in the event that Employee files or commences any legal action or administrative proceeding against USHO, USHO shall, in addition to any available legal and equitable remedies, not be obligated to make any future payments of any amounts which would otherwise be due under Paragraph D.

              O. The Parties acknowledge and agree that no promises or repre-sentations were made which do not appear written in this Agreement and that this


                                       3.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE, contains the entire agreement of the Parties as to the subject matter hereof. This SETTLEMENT AGREEMENT AND MUTUAL RELEASE shall be construed to be fully enforceable. If for any reason any part of this SETTLEMENT AGREEMENT AND MUTUAL RELEASE is determined to be void or unenforceable, the agreement and/or any remaining part hereof shall be construed without reference to such void or inapplicable provisions to be an enforceable SETTLEMENT AGREEMENT AND MUTUAL RELEASE between the Parties.

              P. The Parties acknowledge that they have read and understand the foregoing SETTLEMENT AGREEMENT AND MUTUAL RELEASE and that they sign it voluntarily and without coercion. They further acknowledge that they have been advised by and been given the opportunity to consult with an attorney of their own choosing concerning the waivers contained in this SETTLEMENT AGREEMENT AND MUTUAL RELEASE and that the waivers made herein are knowing, conscious and with full appreciation that such party is forever foreclosed from pursuing any of the rights so waived. Employee further acknowledges that he has twenty-one (21) days after receipt of this SETTLEMENT AGREEMENT AND MUTUAL RELEASE to consider this SETTLEMENT AGREEMENT AND MUTUAL RELEASE and he understands that it will not become effective and may be revoked until seven (7) days after it is executed. In order to revoke this SEPARATION AGREEMENT AND MUTUAL RELEASE, Employee must deliver to USHO's Chairman, Jay C. Huffard, on or before seven (7) days after the execution of this SEPARATION AGREEMENT AND MUTUAL RELEASE, a letter stating that he is revoking this SEPARATION AGREEMENT AND MUTUAL RELEASE.


Dated: October 14, 1996                          /s/ Stephen Matheson
                                            ------------------------------------
                                                 Stephen H. Matheson



Dated: October 14, 1996                     U.S. HomeCare Corporation

                                            By: /s/ Jay Huffard
                                                --------------------------------



                                       4.